EXHIBIT 4.26
                   SUBSIDIARY PLEDGE AGREEMENT


     AGREEMENT dated as of December 21, 1995 between Global Marine International Services Corporation, a Bahamian corporation (with its successors, the "Company"), and Wilmington Trust Company, a Delaware banking corporation, as trustee under the Indenture referred to herein (with its successors in such capacity, the "Trustee").


                       W I T N E S S E T H


     WHEREAS, the Company is a Subsidiary of Global Marine Inc.
(the "Issuer"); and

     WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an Indenture dated as of December 23, 1992 (the
"Indenture"), providing for the issuance of $225,000,000 aggregate principal amount of the Issuer's 12 3/4% Senior Secured Notes Due
1999 (the "Notes"); and

     WHEREAS, Section 1017 of the Indenture provides that upon the designation by the Issuer of a Subsidiary as a "Restricted Subsidiary" in accordance with clause (ii) of the definition of the term "Unrestricted Subsidiary" the Issuer shall cause such Subsidiary to execute and deliver to the Trustee a Subsidiary Pledge Agreement; and

     WHEREAS, simultaneous with the execution of this Subsidiary Pledge Agreement by the Company, the Issuer has designated the Company as a "Restricted Subsidiary" in accordance with clause
(ii) of the definition of the term "Unrestricted Subsidiary"; and

     WHEREAS, the Company will receive substantial direct and indirect benefit from the Issuer's issuance and sale of the Notes;

     NOW THEREFORE, in consideration of the premises and in order to comply with Section 1017 of the Indenture, the Company hereby agrees as follows:

SECTION 1.     DEFINITIONS.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture. The following terms, as used herein, have the following respective meanings:

     "Board of Directors" means, with respect to any Person, either the board of directors of such Person, or any duly authorized committee of such board.

     "Board Resolution" means, with respect to the Board of Directors of any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Cash Collateral Account" has the meaning set forth in
Section 5(A) hereof.

     "Collateral" has the meaning set forth in Section 3 hereof.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President, a Vice Chairman or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Instruments" means all "instruments", "chattel paper" or "letters of credit" (each as defined in the UCC) including, but not limited to, promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by the Company.

     "Liquid Investments" has the meaning set forth in Section
5(E) hereof.

     "Non-cash Consideration" means any non-cash Proceeds of any Asset Sale by the Company of a Mortgaged Vessel.

     "Proceeds" means all proceeds of, and all other profits, income or receipts, in whatever form, arising from the ownership, collection, sale, exchange, assignment or other disposition of, or realization upon, Collateral, including without limitation all claims of the Company against third parties for loss of, or for proceeds payable under, or unearned premiums with respect to, any Collateral, and all interest, dividends (cash or otherwise) and other payments and distributions on or with respect to the Collateral or in exchange for the Collateral, in each case whether now existing or hereafter arising.

     "Secured Obligations" means the obligations secured under this Agreement including (a) the obligations of the Issuer under the Indenture and under the Notes, whether in respect of principal, premium, interest (including Defaulted Interest, and whether or not accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Issuer) or otherwise, (b) the obligations of the Company hereunder, and (c) any renewals or extensions of any of the foregoing; PROVIDED, HOWEVER, that the amount of such Secured Obligations shall be deemed to be limited to that amount which would not render the pledge hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

     "Security Interests" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

     "Subsidiary" means a subsidiary of the Company.

     "Subsidiary Shares" means all shares of capital stock or other evidences of ownership in any subsidiary, other than a Non-Recourse Subsidiary, of the Issuer (now or hereafter existing) from time to time owned or acquired by the Company in any manner, the certificates, if any, representing such shares or other evidences of ownership, and any shares of capital stock, warrants, rights or options to acquire such shares, or any security convertible into or exchangeable for such shares or any other Instrument or property received or receivable as a distribution or a dividend thereon or exchanged or exchangeable therefor.

     "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; PROVIDED that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     Unless otherwise defined herein or in the Indenture, or unless the context otherwise requires, all terms used herein which are defined in the UCC shall have the meanings therein stated.

SECTION 2. REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to the Trustee and for the benefit of each Holder as follows:

          (A) CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          (B)  CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO
CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement (i) is within the Company's corporate powers,
(ii) has been duly authorized by all necessary corporate action, requires no action by or in respect of, or filing with, any governmental body, agency or official (other than any actions or filings required pursuant to Section 4(H) hereof ), (iii) does not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding thereon or (iv) result in the creation or imposition of any Lien on any asset of the Company other than the Lien of this Agreement.

          (C) BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms.

          (D)  LITIGATION.  There is no action, suit,
investigation, litigation or proceeding affecting the Company or any Subsidiary thereof pending or threatened before any domestic or foreign court, governmental agency or other governmental body, official or arbitrator that in any manner draws into question the validity of this Agreement, the enforceability of the Security Interests or the consummation of the transactions contemplated hereby.

          (E) COLLATERAL. The Company has good title to all of the Collateral free and clear of any Liens other than the Lien of this Agreement.

          (F) ENFORCEMENT PERFECTION. The Company has not performed any acts which might prevent the Trustee from enforcing any of the terms of this Agreement or which would limit the Trustee in any such enforcement. No financing statement, mortgage, security agreement or similar or equivalent document, instrument or notation covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than the Company) asserting any claim thereto or security interest therein, except that the Trustee or its designee may have possession of Collateral as contemplated hereby.

          (G) VALIDITY, PERFECTION AND PRIORITY OF SECURITY INTERESTS. This Agreement duly creates, for the benefit of the Trustee and the Holders, valid Security Interests in the Collateral under the UCC, which by its terms this Agreement purports to create. Upon the delivery of the Instruments (to the extent required to be delivered hereunder) and certificates representing Subsidiary Shares to the Trustee in accordance with
Section 4 hereof, the Trustee will have valid and perfected Security Interests therein subject to no prior Lien. Other than the foregoing, no registration, recordation or filing with or notice to any governmental body, agency or official, or any other action, is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection of the Security Interests.

SECTION 3. THE SECURITY INTERESTS.

          (A) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof and to secure the performance of all of the obligations of the Company hereunder, the Company hereby irrevocably grants, assigns, pledges and transfers to the Trustee for the ratable security and benefit of the Holders a continuing security interest in and to and lien on all of the right, title and interest of the Company in, to and under all of the following property of the Company, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

               (1)  Subsidiary Shares;

               (2)  Instruments received by the Company as
                    Noncash Consideration;

               (3)  cash Proceeds of any Asset Sale by the
                    Company of a Mortgaged Vessel;

               (4)  the Cash Collateral Account, all cash
                    deposited therein from time to time, the Liquid Investments made pursuant to Section 5(E) hereof and other rights, monies and property in the possession or under the control of the Trustee; and

               (5) all Proceeds of all or any of the Collateral described in clauses (1) through (5) hereof.

          (B) The Security Interests are granted as security only and not a transfer of title and shall not subject the Trustee or any Holder to, or transfer or in any way affect or modify, any obligation or liability of the Company or any Subsidiary of the Company with respect to any of the Collateral or any transaction in connection therewith.

SECTION 4. FURTHER ASSURANCES; COVENANTS.

          (A) (i) The Company will, on or prior to the third day after the related Asset Sale, deliver and pledge to the Trustee any Instrument acquired by the Company at any time as Non-cash Consideration, appropriately endorsed to the Trustee, PROVIDED that, pending such delivery, the Company shall hold such Instruments in trust for the Trustee and the Holders, and PROVIDED FURTHER that the Trustee may, upon request of the Company, make appropriate arrangements for making any Instrument pledged by the Company available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Trustee, against trust receipt or like document); SUBJECT, HOWEVER, to the Security Interest in such Instruments and the Proceeds thereof;

               (ii) the Company will immediately deliver and pledge to the Trustee certificates or other instruments acquired by it at any time representing Subsidiary Shares;

               (iii)all Instruments required under clause (i) of this subsection (A) to be delivered to the Trustee shall be so delivered by the Company pursuant hereto endorsed in suitable form for transfer by endorsement and delivery by the Trustee, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Trustee; and all certificates or other instruments representing Subsidiary Shares delivered to the Trustee by the Company pursuant hereto shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Trustee; and

               (iv) the Company will promptly give to the Trustee copies of any notices or other communications received by it with respect to Subsidiary Shares registered in the name of the Company and the Trustee will promptly give to the Company copies of any notices and communications received by the Trustee with respect to Subsidiary Shares registered in the name of the Trustee or its nominee.

          (B)  Except as otherwise provided in this subsection
(B), the Company shall continue to enforce, at its own expense, any and all obligations of any Persons to it arising out of Instruments received as Non-cash Consideration and shall continue to collect, at its own expense, all amounts due, if any, or to become due, that arise out of such Instruments and to pay over or deposit such amounts in accordance with Section 5(C) hereof; PROVIDED, HOWEVER, that the Trustee shall have the right at any time, and from time to time, upon the occurrence and during the continuance of a Default, to direct the obligors to the Company under such Instruments to make payment of all amounts or other property due or to become due to the Company thereunder directly to the Trustee and, at the expense of the Company, to enforce such Instruments, and to adjust, settle or compromise the amount or payment thereof, if any, in the same manner and to the same extent as the Company might have done.

          (C) Upon the occurrence and during the continuance of a Default, the Company will promptly notify (and hereby authorizes the Trustee so to notify) each account debtor in respect of any Instrument received as Non-cash Consideration that such Collateral has been assigned to the Trustee hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Trustee or its designee.

          (D) The Company will not (i) create, incur or suffer to exist any Lien with respect to any Collateral other than the Lien of the Security Documents and Permitted Collateral Liens, or (ii) effect any Asset Sale with respect to any Collateral except as permitted under Section 1013 of the Indenture.

          (E) The Company will, promptly upon request, provide to the Trustee all information and evidence it may reasonably request concerning the Collateral and any other information the Trustee may reasonably request to enable the Trustee to enforce the provisions of this Agreement.

          (F) The Company shall comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any court or governmental instrumentality applicable to the Collateral.

          (G) The Company will deliver to the Trustee a copy of each material demand, notice or document received by it relating in any way to the Collateral if failure to so deliver might adversely affect the Trustee's ability to safeguard the Security Interest in such Collateral.

          (H) At any time and from time to time, upon the request of the Trustee, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC with respect to the Security Interests created hereby. The Company also hereby authorizes the Trustee to file any such financing or continuation statement without the signature of the Company to the extent permitted by applicable law.

          (I) If any new Subsidiary of the Company (other than a Non-Recourse Subsidiary, so long as it remains such) is established or acquired, or the Company designates a Subsidiary as a "Restricted Subsidiary" in accordance with clause (ii) of the definition of the term Unrestricted Subsidiary in the Indenture, the Company shall cause such Subsidiary to execute and deliver to the Trustee an agreement in substantially the form of this Subsidiary Pledge Agreement and, if such new Subsidiary owns any Subsidiary Shares, to deliver and pledge to the Trustee pursuant to such agreement the certificates or other instruments representing all such Subsidiary Shares, in the form required by such agreement, and free of all Liens other than the Lien of such agreement. For purposes of this subsection (J), if the Subsidiary Shares being pledged are the Capital Stock of a Subsidiary organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia, the Subsidiary Pledge Agreement with respect thereto shall be substantially in the form of this Subsidiary Pledge Agreement, with such changes therein (which shall be satisfactory to the Trustee), as are required by the law of the jurisdiction in which such Subsidiary is organized in order to grant a security interest in such Capital Stock comparable to that provided for in this Subsidiary Pledge Agreement, as evidenced by an Opinion of Counsel (which shall also address the validity of such agreement and the creation and perfection of such security interest).

SECTION 5.     CASH COLLATERAL ACCOUNT; DISTRIBUTIONS ON
COLLATERAL.

          (A) There is hereby established by the Trustee a cash collateral account, subject to such applicable laws and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority as may now hereafter be in effect (the "Cash Collateral Account"), in the name and under the sole dominion and control of the Trustee. The Company shall deposit from time to time into the Cash Collateral Account all Net Available Proceeds of an Asset Sale by the Company of any Collateral or any Mortgaged Vessel. Any income received by the Trustee with respect to the balance from time to time standing to the credit of the Cash Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Cash Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Cash Collateral Account together with any Liquid Investments from time to time made pursuant to subsection (E) of this Section 5 shall vest in the Trustee, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

          (B) Except as otherwise provided by the provisions of subsection (D) of this Section 5 or of Section 10 hereof or
Section 1013 of the Indenture, no amount (including interest on amounts on deposit in the Cash Collateral Account) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Company or any other Person from the Cash Collateral Account.

          (C)  Except as specified in subsection (G) of this
Section 5, the Trustee shall have the right to receive and retain as Collateral hereunder all dividends, interest and other payments and distributions made upon or with respect to the Collateral and the Company shall take all such action as the Trustee may deem necessary or appropriate to give effect to such right. All such dividends, interest and other payments and distributions which are received by the Company shall be received in trust for the benefit of the Trustee and the Holders and shall be paid over to the Trustee as Collateral in the same form as received (with any necessary endorsement). The Company shall deposit any such dividends, interest and other payments and distributions that are in the form of cash into the Cash Collateral Account.

          (D)  Except as provided in subsection (G) of this
Section 5, any distributions or other Proceeds of the Collateral received by the Trustee and the balance from time to time standing to the credit of the Cash Collateral Account shall be released to the Company only as permitted under Section 1013 of the Indenture; PROVIDED that the Trustee shall not distribute or release to the Company any such Collateral upon the occurrence and continuation of a Default. If the Notes have been declared, or have become, due and payable and such declaration and its consequences have not been rescinded or annulled, the Trustee may, in accordance with
Section 505 of the Indenture or as otherwise permitted herein, apply or cause to be applied (subject to collection) any or all of the balance from time to time standing to the credit of the Cash Collateral Account in the manner specified in Section 10 hereof.

          (E) Amounts on deposit in the Cash Collateral Account shall be invested and reinvested from time to time in such Liquid Investments as the Company shall instruct the Trustee to invest in, provided that such instruction shall be in writing; PROVIDED, HOWEVER, that, if a Default shall have occurred and be continuing, the Trustee shall have the exclusive right to make investment decisions with respect to amounts on deposit in the Cash Collateral Account. Such Liquid Investments shall be held in the name and be under the sole dominion and control of the Trustee, subject to subsection (D) of this Section 5. "Liquid Investments" means such Permitted Investments as are described in clauses (a),
(b), (c) and (d) of the definition of that term in the Indenture; PROVIDED, HOWEVER, that in order to provide the Trustee, for the benefit of the Holders, with a perfected security interest therein, each Liquid Investment, or, in the case of the Permitted Investments described in clause (d) of the definition of that term, each security which is the subject of a repurchase obligation, shall be either:

               (a)  evidenced by negotiable certificates or
          instruments, or if non-negotiable then issued in the name of the Trustee, which (i) are delivered (together with any appropriate instruments of transfer) to, and held by, the Trustee or an agent thereof (which shall not be the Company or any of its Affiliates) in the State of Delaware or (ii) held by or on behalf of the Depositary Trust Company or the Participants Trust Company (each a "Clearing Corporation") and credited to a securities account of the Trustee maintained with such Clearing Corporation; or

               (b) maintained in book-entry form on the records of a Federal Reserve Bank and registered in the name of the Trustee, as depositary, in a book-entry securities account maintained with respect to such Liquid Investment with the Federal Reserve Bank in the Federal Reserve District in which the Trustee's Corporate Trust Office is located.

          The Company shall bear the risk of any realized losses incurred on Liquid Investments, and if any such realized loss shall occur on a day when the Company would not be permitted pursuant to subsection (D) of this Section 5 to withdraw monies from its Cash Collateral Account, the Company shall promptly remit an amount equal to the amount of any such loss to the Trustee for credit to the Cash Collateral Account.

          (F) If immediately available cash on deposit in the Cash Collateral Account is not sufficient to make any permitted distribution to the Company, the Trustee shall liquidate as promptly as practicable Liquid Investments as required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this Section 5, such distribution shall not be made until such liquidation has taken place.

          (G) Unless a Default shall have occurred and be continuing, the Company shall have the right to receive any dividends on the Subsidiary Shares in the form of cash or property, but not any dividends in the form of Instruments or additional Subsidiary Shares; PROVIDED that until the Trustee has received a certificate signed by an authorized officer of the Company stating (i) the source, type and amount of such dividend and (ii) that no Default has occurred and is continuing, such dividend will be held by the Company in trust for the benefit of the Trustee and the Holders. If a Default shall have occurred and be continuing, the Company shall pay over or deposit any such dividends as provided by subsection (C) of this Section 5 or, in the case of dividends in the form of property, take any action necessary to perfect the Trustee's Security Interest therein as provided by Section 4(H) hereof.

SECTION 6.     RIGHT TO VOTE SUBSIDIARY SHARES.

          Unless an Event of Default shall have occurred and be continuing, the Company shall have the right, from time to time, to vote and give consents, ratifications and waivers with respect to the Subsidiary Shares. If an Event of Default shall have occurred and be continuing, the Trustee shall have the right to the extent permitted by law and the Company shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications or waivers, and take any other action with respect to any or all of the Subsidiary Shares with the same force and effect as if the Trustee were the sole and absolute owner thereof, including, without limitation, causing the registration thereof in the name of the Trustee.

SECTION 7.     POWER OF ATTORNEY.

          The Company hereby irrevocably appoints the Trustee its true and lawful attorney, with full power of substitution, in the name of the Company, the Trustee, the Holders or otherwise, for the sole use and benefit of the Trustee and the Holders, but at the Company's expense, to exercise, to the extent permitted by law, any and all rights and remedies provided under this Agreement, at any time and from time to time while an Event of Default has occurred and is continuing.

SECTION 8.     REMEDIES UPON EVENT OF DEFAULT.

          (A) If the Notes have been declared, or have become, due and payable and such declaration and its consequences have not been rescinded and annulled, the Trustee may, after notice to the Holders, and shall, upon direction by the Holders of not less than 25 percent in principal amount of Outstanding Notes, exercise on behalf of the Holders all rights of a secured party under the UCC (to the extent permitted by law, whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Trustee may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law: (i) withdraw all cash and Liquid Investments in the Cash Collateral Account and apply such monies, Liquid Investments and other cash, if any, then held by it as Collateral as specified in
Section 10 hereof and (ii) if there shall be no such monies, Liquid Investments or cash or if such monies, Liquid Investments or cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Trustee may deem satisfactory. The Trustee, or any Holder may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, or if otherwise permitted by applicable law, at any private sale). The Trustee is authorized, in connection with any such sale, if it deems it advisable so to do, to impose such limitations or conditions in connection with any such sale as the Trustee deems necessary or advisable in order to comply with the UCC or any other law. The Trustee is authorized, in connection with any such sale, if it deems it advisable to do so, (i) to restrict the prospective bidders on or purchasers of any of the Subsidiary Shares to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Subsidiary Shares, (ii) to cause to be placed on certificates for any or all of the Subsidiary Shares or any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Trustee deems necessary or advisable in order to comply with said Act or any other law. The Company covenants and agrees that it will execute and deliver such documents and take such other action as the Trustees deems necessary or advisable in order that any such sale may be made in compliance with applicable law. Upon any such sale the Trustee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. In order to ratify and confirm any such sale the Company will, upon the request of the Trustee or any such purchaser, execute and deliver thereto all instruments of assignment, conveyance or transfer and release as may be designated in such request. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Company which may be waived, and the Company, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The receipt given by the Trustee or by the officer making such sale under judicial proceedings shall be a sufficient discharge to any purchaser for its purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representatives or assigns shall not be obliged to see the application of such purchase money, or be in any way answerable for any loss, misapplication or the non-application thereof.

          (B) To the extent the Trustee is obligated by law to provide notice, the notice (if any) shall (i) in case of a public sale, state the time and place fixed for such sale, (ii) in the case of a sale at any broker's board or on a securities exchange, state the board or exchange at which sale is to be made and the day on which the Collateral, or the portion thereof being so sold, will first be offered for sale at such board or exchange and (iii) in the case of a private sale, state the day after which such sale may be consummated. In the event any such notice is required to be given, the Trustee shall give the Company not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any of its Collateral. The Company agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Trustee may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Trustee may determine. The Trustee shall not be obligated to make any such sale pursuant to any such notice. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Trustee until the selling price is paid by the purchaser thereof, but the Trustee shall not incur any liability in case of the failure of such purchaser to take up and pay for the collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Trustee, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

          (C) For the purpose of exercising any and all rights and remedies under this Agreement, the Trustee may (i) require the Company to, and the Company agrees that it will, at its expense and upon the request of the Trustee, forthwith assemble all or any part of the Collateral as directed by the Trustee and make it available at a place designated by the Trustee which is in its opinion, reasonably convenient to the Trustee and the Company whether at the premises of the Company or otherwise; (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises; and (iii) have access to and use of the Company's books and records relating to the Collateral.

          (D) The Trustee may exercise any and all rights and remedies of the Company under or in connection with any obligation owing to the Company in respect of the Collateral, including, without limitation, any and all rights of the Company to demand or otherwise require payment of any amount under any obligation owing to the Company in respect of the Collateral.

          (E) In addition to and without limiting the foregoing, the Trustee may utilize all or any of the following powers with respect to all or any of the Collateral, at any time and from time to time while an Event of Default has occurred and is continuing:

               (i) demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof;

               (ii) settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

               (iii)if the Notes have been declared, or have become, due and payable and such declaration and its consequences have not been rescinded and annulled, sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Trustee were the absolute owner thereof; and

               (iv) extend the time of payment of any or all thereof and make any allowance and other adjustments with reference thereto.

SECTION 9.     LIMITATION ON DUTY OF TRUSTEE IN RESPECT
               OF COLLATERAL; INDEMNIFICATION.

          (A) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency, or other agent or bailee selected by the Trustee in good faith.

          (B) The Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

          (C) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement.

          (D) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 9.

          (E) The Company agrees to indemnify the Trustee and its officers, directors, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, but not limited to, expenses allocable to internal counsel of the Trustee) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Trustee in any way relating to or arising out of any Collateral or any action taken or omitted by the Trustee with respect to the Collateral, PROVIDED that the Company shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever resulting from the negligence or bad faith of the Trustee and its officers, directors, employees and agents as determined by a court of competent jurisdiction.
Without limiting the generality of the foregoing, the Company agrees to reimburse the Trustee promptly upon demand for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Trustee in connection with the preparation, execution, delivery, modification, amendment, administration, or enforcement
(whether through negotiations, legal proceedings or otherwise), or legal advice in respect of rights or responsibilities with respect to the Collateral. Notwithstanding the foregoing, nothing in this subsection (E) shall be construed to limit the effect of subsection (B) or (C) of this Section 9.

          (F)  In making the withdrawals and payments required by
Section 5(D) hereof, the Trustee shall act in accordance with the instructions of the Company received by it under Section 5(D) hereof and shall be fully protected in relying thereon.

          (G) The Trustee shall be under no liability for interest or any money received by it hereunder except as otherwise agreed with the Company.

SECTION 10.    APPLICATION OF PROCEEDS.

          If an Event of Default shall have occurred and be continuing and if the Notes have been declared, or have become, due and payable and such declaration and its consequences have not been rescinded and annulled, the Proceeds of all or any part of the Collateral and cash in the Cash Collateral Account shall be applied by the Trustee in the following order of priorities:

          FIRST, to payment of the expenses of any sale or other realization made or concluded pursuant to Section 8 hereof, including reasonable compensation to agents and counsel for the Trustee, and all expenses, liabilities and advances incurred or made by the Trustee in connection therewith, and any other unreimbursed expenses for which the Trustee is to be reimbursed pursuant to Section 13 hereof, and unpaid fees owing to the Trustee under the Indenture;

          SECOND, to the payment of amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively;

          THIRD, to the payment of the remainder, if any, to the Company or to whosoever may be lawfully entitled thereto or as a court of competent jurisdiction may direct.

The Trustee may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

SECTION 11.    CONCERNING THE TRUSTEE.

          In furtherance and not in derogation of the rights, privileges and immunities of the Trustee set forth in Article Six of the Indenture (all of which shall apply as if set forth herein):

          (A) The Trustee is authorized to take all such action as is provided to be taken by it as Trustee hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral), the Trustee shall act in accordance with the provisions of the Indenture.

          (B) All rights of action and claims under this Agreement in respect of obligations evidenced by all Instruments may be prosecuted and enforced by the Trustee without the possession thereof or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be instituted in its own name as the secured party hereunder for the benefit of the Holders in accordance with this Agreement.

          (C) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Company.

          (D)  Except as otherwise provided in Section 9:

               (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company
Request or Company Order and any resolution of the Board of Directors of any Person shall be sufficiently evidenced by a Board Resolution;

               (iii) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

               (iv) the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (v) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

               (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (vii) no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, EXCEPT that (a) this subsection (vii) shall not be construed to limit the effect of subsection (i) of this
Section 11 or subsection (B) of Section 9 hereof; (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and (c) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

               (viii) the Trustee may become the owner or pledgee of Notes, and, subject to Sections 608 and 614 of the Indenture, may otherwise deal with the Company with the same rights it would have if it were not Trustee; and

               (ix) the recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness; the Trustee makes no representations with respect to the Collateral or as to the validity or sufficiency of this Agreement.

SECTION 12.    APPOINTMENT OF CO-TRUSTEES.

          At any time or times, in order to comply with any legal requirement in any jurisdiction, the Trustee may appoint another bank or trust company or one or more other persons, either to act as co-trustees or co-trustee, jointly with the Trustee, or to act as separate trustee or trustees on behalf of the Holders with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Trustee, include provisions for the protection of such co-trustee or separate trustee similar to the provisions of Sections 9 and 11 hereof).

SECTION 13.    EXPENSES.

          In the event that the Company fails to comply with the provisions of this Agreement such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or potentially diminished or put at risk, the Trustee may, but shall not be required to, effect such compliance on behalf of the Company, and the Company shall reimburse the Trustee for the costs thereof on demand. All expenses of protecting, storing, insuring, handling, and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral, or expenses in respect of (i) the sale or other disposition thereof, (ii) the administration or enforcement of this Agreement, (iii) the exercise by the Trustee of any of the rights conferred upon it hereunder, including, without limitation, the preservation of the validity, perfection, rank or value of any Security Interest or (iv) any Default or Event of Default, shall be borne and paid by the Company; and if the Company fails to promptly pay any portion of such expenses when due, the Trustee may, at its option, but shall not be required to, pay the same and charge the Company's account therefor, and the Company agrees to reimburse the Trustee therefor on demand. All sums so paid or incurred by the Trustee for any of the foregoing and any and all other sums for which the Company may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) reasonably incurred by the Trustee in enforcing or protecting the Security Interests or any of its rights or remedies under this Agreement, shall, together with interest thereon until paid at the rate applicable to the Notes, be additional Secured Obligations hereunder.

SECTION 14. TERMINATION OF SECURITY
            INTERESTS; RELEASE OF COLLATERAL.

          Upon the payment in full by the Issuer of all of the Secured Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to the Company. At any time and from time to time prior to such termination of the Security Interests, the Trustee may release any of the Collateral as provided in Section 1013 of the Indenture or with the consent of the Holders of not less than 66 2/3% in principal amount of Outstanding Notes, or as otherwise provided in Section 401 of the Indenture. Upon any such termination of the Security Interests or release of Collateral, the Trustee will, at the expense of the Company, release over to the Company any Collateral remaining in the Trustee's possession and execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of the Security Interest or the release of such Collateral, as the case may be.

SECTION 15.    CORPORATE EXISTENCE.

          Subject the rights granted to the Issuer under Section 801 of the Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; PROVIDED, HOWEVER, that the Company and any Subsidiary shall not be required to preserve any right or franchise if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 16.    NOTICES.

          Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

          (A) the Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, to the attention of the Corporate Trust Administration, or

          (B) the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or sent via facsimile transmission to the Company addressed to it at the address or facsimile number set forth in the signature page hereof, or at any other address previously furnished in writing to the Trustee by the Company, Attention: Secretary.

SECTION 17.    WAIVERS, NON-EXCLUSIVE REMEDIES.

          No failure on the part of the Trustee to exercise, no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Trustee of any right under the Indenture or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement are cumulative and are not exclusive of any other remedies provided by law.

SECTION 18.    SUCCESSOR TRUSTEE.

          Upon acceptance of appointment as successor Trustee under the Indenture, such successor Trustee shall thereupon succeed to and become vested with all the rights and duties of the retiring Trustee, and the retiring Trustee shall be discharged from its duties and obligations hereunder. After any retiring Trustee's resignation hereunder as Trustee, the provisions of
Section 9 and 11 hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Trustee.

SECTION 19.    SUCCESSORS AND ASSIGNS.

          This Agreement is for the benefit of the Trustee and Holders and their successors and assigns. This Agreement shall be binding on the Company and its successors and may not be assigned thereby without the prior written consent of the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of Outstanding Notes.

SECTION 20.    CHANGES IN WRITING.

          (A) Without the consent of any of the Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more amendments hereof, in form satisfactory to the Trustee, for any of the following purposes:


               (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company herein; or

               (ii) to add to the covenants of the Company, for the benefit of the Holders of all the Notes, or to surrender any right or power herein conferred upon the Company; or

               (iii)to change or eliminate any of the provisions of this Agreement, PROVIDED that any such change or elimination shall become effective only when there is no Note Outstanding created prior to the execution of such amendment which is entitled to the benefit of such provision; or

               (iv) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b) of the Indenture; or

               (v)  to cure any ambiguity, to correct or
supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Agreement, PROVIDED such actions shall not adversely affect the interests of the Holders in any material respect.

          (B) (i) With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more amendments hereof for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; PROVIDED, HOWEVER, that no such amendment shall, without the consent of the Holders of not less than 66 2/3 percent in principal amount of the Outstanding Notes, change in any manner or eliminate any provision of this Agreement creating or providing for the creation of a Lien on any of the Collateral, or release the Lien on any Collateral otherwise than as provided herein or in the Indenture; and PROVIDED, FURTHER, that no such amendment shall, without the consent of the Holder of each Outstanding Note, modify any of the provisions of this Section, except to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; PROVIDED, HOWEVER, that this subsection (8) shall not be deemed to require the consent of any Holder with respect to changes in references to "the Trustee" and concomitant changes in this Section, in accordance with the requirements of clause (v) of subsection (A) of this Section or the deletion of this proviso.

               (ii) It shall not be necessary for any Act of Holders under this subsection (8) to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 21.    NEW YORK LAW.

          This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction. The Company hereby irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 22.    SEVERABILITY.

          If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Trustee and the Holders in order to carry out the intentions of the parties hereto as nearly as may be possible, and
(ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 23.    COUNTERPARTS; INTEGRATION.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.



          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              GLOBAL MARINE INTERNATIONAL
                              SERVICES CORPORATION




                              By:       /s/ James L. McCulloch
                              Name:     James McCulloch
                              Title:    Vice President

                              Address:  c/o Global Marine Inc.
                                        777 North Eldridge
                                        Houston, TX 77079

                              Facsimile Number: (713) 596-5196



                              WILMINGTON TRUST COMPANY,
                              as Trustee



                              By:  /S/ David Vanasky
                              Name:  David Vanasky
                              Title:  Vice President